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                                                                     EXHIBIT 8.1

                               _____________, 2004

Telvent GIT, S.A.
Valgrande, 6
28108 Alcobendas, Madrid
Spain

Ladies and Gentlemen:

         We are familiar with the proceedings taken and proposed to be taken by Telvent GIT, S.A., a sociedad anonima organized under the laws of the Kingdom of Spain (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of _________ Ordinary Shares (the "Shares"). As your counsel, we have collaborated in the preparation of the Registration Statement on Form F-1 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission as of the date hereof to effect the registration pursuant to the Act of the Shares.

         Attorneys involved in the preparation of this opinion are admitted to practice law only in the States of New York and Ohio and we express no opinion herein concerning any law other than the federal laws of the United States of America.

         In connection therewith, we prepared the discussion set forth under the caption "Taxation - United States Taxation" in the Prospectus forming a part of the Registration Statement. All statements of legal conclusions contained under the caption "Taxation - United States Taxation," unless otherwise noted, are our opinion with respect to the matters set forth under such caption. In addition, we are of the opinion that the U.S. federal income tax discussions under the caption "Taxation - United States Taxation" with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such matters (except for the representations and statements of fact of the Company included in such discussion, as to which we express no opinion).

         The opinions set forth herein are based on statements of fact and representations of the Company included in the discussion under the caption "Taxation - United States Taxation," which statements and representations we assume to be true, correct and complete. The opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which hereafter may come to our attention or any changes of law which hereafter may occur. We consent to the reference to our Firm wherever appearing in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                                        Sincerely,

                                        /s/ Squire, Sanders & Dempsey L.L.P.

                                        Squire, Sanders & Dempsey L.L.P.